Exhibit 99.2

FREESCALE SEMICONDUCTOR, LTD.

6501 WILLIAM CANNON DRIVE WEST

AUSTIN, TX 78735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Special General Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Special General Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order for your vote to be counted, we must receive your proxy card no later than the day before the Special General Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FREESCALE SEMICONDUCTOR, LTD.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:	For	Against	Abstain

1.     Approve the agreement and plan of merger (the “merger agreement”), dated as of March 1, 2015 and as may be amended from time to time, by and among Freescale Semiconductor, Ltd. (“Freescale”), NXP Semiconductors N.V. (“NXP”) and Nimble Acquisition Limited, a wholly-owned, indirect subsidiary of NXP (“Merger Sub”), and the merger of Merger Sub with and into Freescale (the “merger”), with Freescale surviving the merger as a wholly-owned, indirect subsidiary of NXP pursuant to the merger agreement;

	☐	☐	☐

2.     Approve on an advisory (non-binding) basis the compensation arrangements and compensation that may be paid or become payable to Freescale’s named executive officers that is based on or otherwise related to the merger; and

	☐	☐	☐

3.     Approve the adjournment of the Freescale special general meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement and the merger.

	☐	☐	☐

NOTE: These matters are more fully described in the enclosed proxy statement. None of the proposals require the approval of any other proposal to become effective.

If any other matters properly come before the Special General Meeting or any adjournment or postponement thereof, the persons named in this proxy card will vote in their discretion the shares represented by all properly executed proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

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FREESCALE SEMICONDUCTOR, LTD.

Special General Meeting of Shareholders

[DATE], 2015 [TIME] CT

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Jennifer B. Wuamett or Dathan C. Voelter to act as proxy to vote, as designated on the reverse side of this ballot, all of the shares of FREESCALE SEMICONDUCTOR, LTD. that the shareholder is entitled to vote at the Special General Meeting of Shareholders to be held on [DATE], 2015 at [TIME], Central Time, at our principal executive offices at 6501 William Cannon Drive West, Austin, Texas 78735 and at any adjournment thereof.

You will be required to bring certain documents with you to vote at the Special General Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Special General Meeting to ensure that you comply with these requirements.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side